UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010

Palmetto Bancshares, Inc.

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

0-26016	74-2235055
(Commission File Number)	(I.R.S. Employer Identification No.)

306 East North Street, Greenville, South Carolina	29601
(Address of Principal Executive Offices)	(Zip Code)

(800) 725-2265 (800) 725-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 10, 2010, Palmetto Bancshares, Inc. (the “Company”) issued a news release regarding the updated status of the Company’s capital raising initiative. A copy of the news release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Previously, the Company had announced that it had entered into a stock purchase agreement with CapGen Financial Partners in which a CapGen affiliate intended to invest $55 million in the Company’s common stock in a private placement as part of an expected aggregate $100 million private placement to institutional investors. The attached announcement is that additional institutional investors have also entered into stock purchase agreements to invest an additional $45 million in the Company’s common stock in the private placement, such that the $100 million private placement is now fully subscribed.

The information contained in this item shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1    News Release, dated June 10, 2010

Additional Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transactions contemplated herein. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding our directors and executive officers is contained in the Company’s proxy statement filed with the SEC on April 30, 2010. The proxy statement related to the transactions contemplated herein will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Security holders are urged to read the proxy statement related to the transactions contemplated herein carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the Company’s plans for raising capital, including transactions described in this news release, the conditions necessary for closing on proposed capital investments, the Company’s future growth and market position, and the execution of its business plans. There can be no assurance that the Company will be able to close on the transactions with the investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recovery plans. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:	/s/ Samuel L. Erwin
Samuel L. Erwin
Chief Executive Officer

Date: June 10, 2010

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	News Release, dated June 10, 2010.